Exhibit 5.0

                  Gersten, Savage, Kaplowitz & Fredericks, LLP
                              101 East 52nd Street
                            New York, New York 10022



                                                                 August 18, 1998


Modern Medical Modalities Corporation
95 Madison Avenue, Suite 301
Morristown, New Jersey 07960

Gentlemen:

     You have requested our opinion, as counsel for Modern Medical Modalities Corporation, a New Jersey corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

     The Registration Statement relates to an offering of 350,000 shares of common stock, par value $.0001 ("Common Stock") and 275,000 shares of Common Stock underlying options (the "Selling Securityholder Shares"), issued pursuant to the Consulting agreement between the Company and Benson Shore Capital LLC.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the Selling Securityholder Shares have been fully paid, validly issued and nonassessable.

     No opinion is expressed herein as to any laws other than the laws of the state of New York, of the United States and the corporate laws of the state of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                               Very truly yours,


                                /s/ Gersten, Savage, Kaplowitz & Fredericks, LLP
                                    Gersten, Savage, Kaplowitz & Fredericks, LLP